                                                                   Exhibit 10.60

                                  ZEFER CORP.
                      CLASS B CONVERTIBLE PREFERRED STOCK
                               PURCHASE AGREEMENT



                            Dated as of May 26, 2000

                               TABLE OF CONTENTS

                                                       PAGE NO.
1.     Authorization and Sale of Shares................  1
  1.1  Authorization...................................  1
  1.2  Sale of Shares..................................  1
  1.3  Use of Proceeds.................................  1
2.     The Closing.....................................  1
3.     Representations of the Company..................  1
  3.1  Organization and Standing.......................  2
  3.2  Capitalization..................................  2
  3.3  Subsidiaries, Etc...............................  2
  3.4  Stockholder Lists and Agreements................  3
  3.5  Issuance of Shares..............................  3
  3.6  Authority for Agreement; No Conflict............  3
  3.7  Governmental Consents...........................  4
  3.8  Litigation......................................  4
  3.9  Financial Statements............................  5
  3.10 Absence of Undisclosed Liabilities..............  5
  3.11 Taxes...........................................  5
  3.12 Compliance......................................  5
  3.13 Absence of Changes..............................  6
  3.14 Disclosure......................................  6
4.     Representations of the Purchaser................  6
  4.1  Investment......................................  6
  4.2  Authority.......................................  6
  4.3  Experience......................................  6
5.     Conditions to the Obligations of the Purchaser..  7
  5.1  Accuracy of Representations and Warranties......  7
  5.2  Performance.....................................  7
  5.3  Opinion of Counsel..............................  7
  5.4  Ancillary Agreements............................  7
  5.5  Certificates and Documents......................  7
  5.6  Compliance Certificates.........................  8
6.     Condition to the Obligations of the Company.....  8
  6.1  Accuracy of Representations and Warranties......  8
7.     Affirmative Covenants of the Company............  8
  7.1  Reservation of Common Stock.....................  8
  7.2  More Favorable Terms............................  8
  7.3  Financial Information...........................  9
  7.4  Termination of Covenants........................  9
8.     Transfer of Shares..............................  9
  8.1  Restricted Shares...............................  9
  8.2  Requirements for Transfer....................... 10
  8.3  Legend.......................................... 10
9.     Miscellaneous................................... 10

  9.1  Successors and Assigns..........................  10
  9.2  Confidentiality.................................  10
  9.3  Survival of Representations and Warranties......  11
  9.4  Brokers.........................................  11
  9.5  Severability....................................  11
  9.6  Specific Performance............................  11
  9.7  Governing Law...................................  11
  9.8  Notices.........................................  11
  9.9  Complete Agreement..............................  12
  9.10 Amendments and Waivers..........................  12
  9.11 Pronouns........................................  12
  9.12 Counterparts; Facsimile Signatures..............  12
  9.13 Section Headings................................  12

EXHIBITS

          Exhibit A -   Amended and Restated Certificate of Incorporation
          Exhibit B -   Exceptions to Representations
          Exhibit C -   List of Stockholders and Option Holders
          Exhibit D -   Opinion of Hale and Dorr LLP
          Exhibit E -   Amended and Restated Stockholders Agreement
          Exhibit F -   Amended and Restated Registration Agreement
          Exhibit G -   Waiver, Consent and Amendment Agreement

     CLASS B CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT
     ------------------------------------------------------

     This Agreement dated as of May 26, 2000 is entered into by and among ZEFER Corp., a Delaware corporation (the "Company"), and Citizens Financial Group, Inc., a Delaware corporation (the "Purchaser").

     In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

     1.   Authorization and Sale of Shares.

          1.1 Authorization. The Company has, or before the Closing (as defined in Section 2) will have, duly authorized the sale and issuance, pursuant to the terms of this Agreement, of 200,000 shares of its Class B Convertible Preferred Stock, $0.01 par value per share (the "Class B Preferred"), having the rights, restrictions, privileges and preferences set forth in the Amended and Restated Certificate of Incorporation attached hereto as Exhibit A (the "Amended and Restated Certificate of Incorporation"). The Company has, or before the Closing will have, adopted and filed the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

          1.2 Sale of Shares. Subject to the terms and conditions of this Agreement, at the Closing the Company will sell and issue to the Purchaser, and the Purchaser will purchase, the 200,000 shares of Class B Preferred for the purchase price of $10.00 per share (the "Purchase Price"). The shares of Class B Preferred sold under this Agreement are referred to as the "Shares."

          1.3 Use of Proceeds. The Company will use the proceeds from the sale of the Shares for working capital and other general corporate purposes.

     2. The Closing. The closing (the "Closing") of the sale and purchase of the Shares under this Agreement shall take place at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts at 10 a.m. on the date hereof, or at such other time, date and place as are mutually agreeable to the Company and the Purchaser. At the Closing, the Company shall deliver to the Purchaser a certificate for the number of Shares being purchased at the Closing by the Purchaser, registered in the name of the Purchaser, against payment to the Company of the Purchase Price, by wire transfer, check or other method acceptable to the Company. The date of the Closing is hereinafter referred to as the "Closing Date." If at the Closing any of the conditions specified in Section 5 shall not have been fulfilled, the Purchaser shall, at its election, be relieved of all of its obligations under this Agreement without thereby waiving any other rights it may have by reason of such failure or such non-fulfillment.

     3. Representations of the Company. Except as disclosed by the Company in Exhibit B hereto, the Company hereby represents and warrants to the Purchaser that the statements contained in this Section 3 are true, complete and correct as of the date hereof. Exhibit B shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 3, and the disclosures in any paragraph of Exhibit B shall qualify other paragraphs of this
Section 3 to the extent it is clear from a reading of the disclosure that such disclosure is applicable to such other paragraphs. The term "Company" as used in this Section 3 shall include the Company's Subsidiaries (as defined below) except as the context otherwise requires.

          3.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and all other agreements required to be executed by the Company at or prior to the Closing pursuant to Section 5.4 (the "Ancillary Agreements") and to carry out the transactions contemplated by this Agreement and the Ancillary Agreements. The Company is duly qualified to do business as a foreign corporation and is in good standing in the Commonwealth of Massachusetts and in every other jurisdiction in which the failure so to qualify would have a material adverse effect on the business, assets or financial condition of the Company and its Subsidiaries taken as a whole (a "Company Material Adverse Effect"). The Company has furnished to the Purchaser true and complete copies of its Certificate of Incorporation and By-laws, each as amended to date and presently in effect. The Company is not in default under, or in violation of, any provision of its Certificate of Incorporation or By-laws.

          3.2 Capitalization. The authorized capital stock of the Company (immediately prior to the Closing) consists of 100,000,000 shares of common stock, $0.001 par value per share (the "Common Stock"), of which 39,676,602 shares are issued and outstanding, 22,666,666 shares have been reserved for issuance pursuant to the Company's 1999 Incentive Plan, 2,000,000 shares have been reserved for issuance pursuant to the Company's 1999 Stock Option Plan and 500,000 shares have been reserved for issuance pursuant to the Company's 2000 Employee Stock Purchase Plan, and 296,632 shares of Preferred Stock, $0.01 par value per share, of which 96,632 shares have been designated as Class A Preferred Stock (the "Class A Preferred"), of which 46,087.4207 shares are issued and outstanding, and 200,000 shares have been designated as Class B Preferred, none of which shares are issued or outstanding. All of the issued and outstanding shares of Common Stock and Class A Preferred have been duly authorized and validly issued and are fully paid and nonassessable. Except as provided in this Agreement, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, (ii) the Company has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof, and (iv) there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. All of the issued and outstanding shares of capital stock of the Company have been offered, issued and sold by the Company in compliance with applicable federal and state securities laws.

          3.3 Subsidiaries, Etc. Exhibit B sets forth for each subsidiary of the Company (a "Subsidiary") (a) its name and jurisdiction of organization, (b) the number of shares of authorized, issued and outstanding capital stock of each class of its capital stock or other equity interest (collectively, the "Equity Interests") and (c) the names and the number of Equity Interests held by each holder of such Equity Interests. Each Subsidiary is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Subsidiary is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to so qualify would not have a Company Material Adverse Effect. Each Subsidiary has all requisite power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. All of the issued and outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid, nonassessable and are held of record and beneficially by either the Company or another Subsidiary, all of the other outstanding Equity Interests of each Subsidiary are duly authorized and held of record and beneficially by either the Company or another Subsidiary, and all such capital stock and Equity Interests are free and clear of any restrictions on transfer (other than restrictions under the Securities Act (as defined below) and state securities laws), claims, security interests, options, warrants, rights, contracts, calls, commitments, equities and demands. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company or any Subsidiary is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any Equity Interests of any Subsidiary. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Subsidiary. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any Equity Interests of any Subsidiary. No Subsidiary is in default under or in violation of any provision of its charter, by-laws or comparable organizational documents. The Company does not control directly or indirectly or have any direct or indirect equity participation in any corporation, partnership, limited liability company, trust, or other business association which is not a Subsidiary.

          3.4 Stockholder Lists and Agreements. Attached as Exhibit C is a true and complete list of the stockholders of the Company, showing the number of shares of capital stock of the Company held by each stockholder as of the date of this Agreement. Except as provided in this Agreement, the Stockholders Agreement (as defined in Section 5.4(a) hereof) and the Registration Agreement (as defined in Section 5.4(b) hereof), there are no agreements, written or oral, between the Company and any holder of its securities, or, to the best of the Company's knowledge, among any holders of its securities, relating to the acquisition (including without limitation rights of first refusal, anti-dilution or pre-emptive rights), disposition, registration under the Securities Act of 1933, as amended (the "Securities Act"), or voting of the capital stock of the Company.

          3.5 Issuance of Shares. The issuance, sale and delivery of the Shares in accordance with this Agreement, and the issuance and delivery of the shares of Common Stock issuable upon conversion of the Shares, have been, or will be on or prior to the Closing, duly authorized by all necessary corporate action on the part of the Company, and all such shares have been duly reserved for issuance. The Shares when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, and the shares of Common Stock issuable upon conversion of the Shares, when issued upon such conversion, will be duly and validly issued, fully paid and nonassessable.

          3.6 Authority for Agreement; No Conflict. The execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action. This Agreement has been, and the Ancillary Agreements when executed at the Closing will be, duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their respective terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors' rights and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies. The execution of and performance of the transactions contemplated by this Agreement and the Ancillary Agreements and compliance with their respective provisions by the Company will not (a) conflict with or violate any provision of the Certificate of Incorporation or By-laws of the Company, (b) violate any laws of the United States, or any state or other jurisdiction applicable to the Company or require on the part of the Company any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (each of the foregoing is hereafter referred to as a "Governmental Entity"), (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest (as defined below) or other arrangement to which the Company is a party or by which the Company is bound or to which its assets are subject, other than any of the foregoing events listed in this clause (c) which do not and will not, individually or in the aggregate, have a Company Material Adverse Effect, (d) result in the imposition of any Security Interest upon any assets of the Company or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets. For purposes of this Agreement, "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge, or other lien (whether arising by contract or by operation of law).

          3.7 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Entity is required on the part of the Company in connection with the execution and delivery of this Agreement or the Ancillary Agreements, the offer, issuance, sale and delivery of the Shares, the issuance and delivery of the shares of Common Stock issuable upon conversion of the Shares or the other transactions to be consummated at the Closing, as contemplated by this Agreement and the Ancillary Agreements, except such filings as shall have been made prior to and shall be effective on and as of the Closing and such filings required to be made after the Closing under applicable federal and state securities laws, all of which filings are specified in Exhibit B. Based on the representations made by the Purchaser in Section 4 of this Agreement, the offer and sale of the Shares to the Purchaser will be in compliance with applicable federal and state securities laws.

          3.8 Litigation. There is no action, suit or proceeding, or governmental inquiry or investigation, pending, or, to the Company's knowledge, any basis therefor or threat thereof, against the Company, which questions the validity of this Agreement or the right of the Company to enter into it, or which might result, either individually or in the aggregate, in a Company Material Adverse Effect, nor is there any litigation pending, or, to the Company's knowledge, any basis therefor or threat thereof, against the Company, the proposed activities of the Company, or negotiations by the Company with possible investors in the Company. The Company is not subject to any outstanding judgement, order or decree.

          3.9 Financial Statements. The Company has furnished to the Purchaser a complete and correct copy of (i) the audited balance sheet of the Company at December 31, 1999 and the related audited statements of operations and cash flows for the period from inception (March 18, 1999) through December 31, 1999, and (ii) the unaudited balance sheet of the Company (the "Balance Sheet") at March 31, 2000 (the "Balance Sheet Date") and the related statements of operations and cash flow for the three months then ended (collectively, the "Financial Statements"). The Financial Statements are complete and correct in all material respects, are in accordance with the books and records of the Company and present fairly the financial condition and results of operations of the Company in all material respects, at the dates and for the periods indicated, and have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied, except that the unaudited Financial Statements may not be in accordance with GAAP because of the absence of footnotes normally contained therein and are subject to normal year-end audit adjustments which in the aggregate will not be material.

          3.10 Absence of Undisclosed Liabilities. The Company does not have any liability (whether known or unknown and whether absolute or contingent), except for (a) liabilities shown on the Balance Sheet, (b) liabilities which have arisen since the Balance Sheet Date in the ordinary course of business and which are similar in nature and amount to the liabilities which arose during the comparable period of time in the immediately preceding fiscal period and (c) contractual and other liabilities incurred in the ordinary course of business which are not required by GAAP to be reflected on a balance sheet.

          3.11 Taxes. The amount shown on the Balance Sheet as provision for taxes is sufficient in all material respects for payment of all accrued and unpaid federal, state, county, local and foreign taxes for the period then ended and all prior periods. The Company has filed or has obtained presently effective extensions with respect to all federal, state, county, local and foreign tax returns which are required to be filed by it, such returns are true and correct and all taxes shown thereon to be due have been timely paid with exceptions not material to the Company. There has not been any audit of any tax return filed by the Company, no such audit is in progress, the Company has not been notified by any tax authority that any such audit is contemplated or pending and no controversy with respect to taxes of any type is pending or, to the Company's knowledge, threatened. The Company has withheld or collected from each payment made to its employees the amount of all taxes required to be withheld or collected therefrom and has paid all such amounts to the appropriate taxing authorities when due. Neither the Company nor any of its stockholders has ever filed (a) an election pursuant to Section 1362 of the Internal Revenue Code of 1986, as amended (the "Code"), that the Company be taxed as an S Corporation or
(b) consent pursuant to Section 341(f) of the Code relating to collapsible corporations.

          3.12 Compliance. The Company has, in all material respects, complied with all laws, regulations and orders applicable to its present and proposed business and has all material permits and licenses required thereby. There is no term or provision of any mortgage, indenture, contract, agreement or instrument to which the Company is a party or by which it is bound, or of any provision of any state or federal judgment, decree or order applicable to or binding upon the Company or, to the Company's knowledge, any statute, rule or regulation applicable to or binding upon the Company, which materially adversely affects or, so far as the Company may now foresee, in the future is reasonably likely to result in or have a Company Material Adverse Effect. To the Company's knowledge, no employee of the Company is in violation of any term of any contract or covenant (either with the Company or with another entity) relating to employment, patents, assignment of inventions, proprietary information disclosure, non-competition or non-solicitation.

          3.13 Absence of Changes. Since the Balance Sheet Date, there has been no material adverse change in the business, financial condition, or results of operations of the Company and its Subsidiaries taken as a whole, other than changes occurring in the ordinary course of business (which ordinary course changes have not, individually or in the aggregate, had a Company Material Adverse Effect); provided, however, that the Purchaser acknowledges that the Company has continued to incur losses since the Balance Sheet Date which are similar in nature to losses incurred prior to the Balance Sheet Date.

          3.14 Disclosure. The representations, warranties and statements contained in this Agreement, the Ancillary Agreements and in the certificates, exhibits and schedules delivered by the Company pursuant to this Agreement and the Ancillary Agreements to the Purchaser do not contain any untrue statement of a material fact, and, when taken together, do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made. The Company's liability under this
Section 3.14 shall be determined under the standards set by Section 11 of the Securities Act.

     4. Representations of the Purchaser. The Purchaser represents and warrants to the Company as follows:

          4.1 Investment. The Purchaser is acquiring the Shares, and the shares of Common Stock into which the Shares may be converted, for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement and the Exhibits hereto, the Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof. The Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act and a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

          4.2 Authority. The Purchaser has full power and authority to enter into and to perform this Agreement in accordance with its terms. The Purchaser has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.

          4.3 Experience. The Purchaser has carefully reviewed the representations concerning the Company contained in this Agreement and has made detailed inquiry concerning the Company, its business and its personnel; the officers of the Company have made available to the Purchaser any and all written information which it has requested and have answered to the Purchaser's satisfaction all inquiries made by the Purchaser; and the Purchaser has sufficient knowledge and experience in finance and business that it is capable of evaluating the risks and merits of its investment in the Company and the Purchaser is able financially to bear the risks thereof; provided, however, that the representations and warranties of the Company contained in this Agreement and the Ancillary Agreements shall not be affected by any examination made for or on behalf of the Purchaser.

     5. Conditions to the Obligations of the Purchaser. The obligation of the Purchaser to purchase Shares at the Closing is subject to the fulfillment, or the waiver by the Purchaser, of each of the following conditions on or before the Closing:

          5.1 Accuracy of Representations and Warranties. Each representation and warranty contained in Section 3 shall be true on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of that date.

          5.2 Performance. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company prior to or at the Closing.

          5.3 Opinion of Counsel. The Purchaser shall have received an opinion from Hale and Dorr LLP, counsel for the Company, dated the Closing Date, addressed to the Purchaser, and satisfactory in form and substance to the Purchaser, to the effect set forth on Exhibit D.

          5.4  Ancillary Agreements.

               (a) Amended and Restated Stockholders Agreement. The Stockholders Agreement between the Company and various investors and executives, dated March 23, 1999, as amended (the "Old Stockholders Agreement"), shall be amended and restated in the form attached hereto as Exhibit E (the "Stockholders Agreement"), which shall have been consented to by the Company and by the holders of at least a majority of the Stockholder Shares (as defined in the Old Stockholders Agreement).

               (b) Amended and Restated Registration Agreement. The Registration Agreement between the Company and various investors and executives, dated March 23, 1999, as amended (the "Old Registration Agreement"), shall be amended and restated in the form attached hereto as Exhibit F (the "Registration Agreement"), which shall have been consented to by the Company and by the holders of at least a majority of the Registrable Shares (as defined in the Old Registration Agreement).

               (c) Waiver, Consent and Amendment Agreement. The Waiver, Consent and Amendment Agreement between the Company and other parties thereto, dated May 25, 2000 (the "Waiver, Consent and Amendment Agreement"), shall have been executed in the form of Exhibit G hereto by each of the entities listed on the signature page thereto.

          5.5 Certificates and Documents. The Company shall have delivered to special counsel to the Purchaser:

               (a) The Amended and Restated Certificate of Incorporation, certified by the Secretary of State of the State of Delaware;

               (b) Certificate, as of the most recent practicable date, as to the corporate good standing of the Company issued by the Secretary of State of the State of Delaware;

               (c) By-laws of the Company, certified by its Secretary or Assistant Secretary as of the Closing Date; and

               (d) Resolutions of the Board of Directors and stockholders of the Company, authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date.

          5.6 Compliance Certificates. The Company shall have delivered to special counsel to the Purchaser a certificate, executed by the President of the Company, dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1, 5.2, 5.4 and 5.5 of this Agreement.

     6. Condition to the Obligations of the Company. The obligations of the Company under Section 1.2 of this Agreement are subject to fulfillment, or the waiver, of the following condition on or before the Closing:

          6.1 Accuracy of Representations and Warranties. The representations and warranties of the Purchaser contained in Section 4 shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of that date.

     7.   Affirmative Covenants of the Company.

          7.1 Reservation of Common Stock. The Company shall reserve and maintain a sufficient number of shares of Common Stock for issuance upon conversion of all of the outstanding Shares.

          7.2 More Favorable Terms. If at any time on or prior to November 26, 2000, the Company's Board of Directors approves the issuance and sale by the Company of a class or series of preferred stock (the "New Stock") in a transaction other than a public offering to one or more persons at a price which reflects a price per share of Common Stock (on an as-converted basis) of less than $9.00 (as adjusted for stock splits, stock dividends, reclassifications, combinations and similar transactions)(a "Subsequent Transaction"), the Company shall promptly notify the Purchaser in writing (a "Subsequent Transaction Notice") of the terms of the New Stock. The Purchaser shall have fifteen calendar days from its actual receipt of the Subsequent Transaction Notice to respond to the Company as to whether the Purchaser would like the terms of the Class B Preferred amended to be the same as the terms of the New Stock. If the Purchaser timely responds to the Subsequent Transaction Notice, the Company shall cause the terms of the Class B Preferred to be so amended in connection with the Subsequent Transaction. Notwithstanding the foregoing, the issuance and sale by the Company of its capital stock pursuant to arrangements existing as of the date hereof (or contemplated by such arrangements) to GTCR Golder Rauner, L.L.C., its affiliates or the holders of Class A Preferred as of the date hereof shall not constitute a Subsequent Transaction.

          7.3 Financial Information. The Company shall deliver to the Purchaser, so long as the Purchaser holds at least 50% of the shares of Class B Preferred purchased by the Purchaser on the date hereof:

               (a) as soon as available but in any event within 45 days after the end of each quarterly accounting period in each fiscal year, unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarter, and a consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarterly period, all prepared in accordance with GAAP, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments;

               (b) within 120 days after the end of each fiscal year, consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the preceding fiscal year, all prepared in accordance with GAAP, consistently applied, and accompanied by (i) an opinion containing no exceptions or qualifications (except for qualifications regarding specified contingent liabilities) of an independent accounting firm of recognized national standing, and (ii) a copy of such firm's annual management letter to the Board of Directors; and

               (c) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning material aspects of the Company's operations or financial affairs given to the Company by its independent accounts (and not otherwise contained in other materials provided hereunder).

     Each of the financial statements referred to in subsections (a) and (b) shall be true and correct in all material respects as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end audit adjustments (none of which would, alone or in the aggregate, would have a Company Material Adverse Effect.

          7.4 Termination of Covenants. The covenants of the Company contained in Sections 7.1 through 7.3 shall terminate, and be of no further force or effect, upon the closing of the sale of shares of Common Stock in an underwritten public offering pursuant to an effective registration statement under the Securities Act, for which the aggregate gross proceeds attributable to sales of the account of the Company exceed $20,000,000.

     8.   Transfer of Shares.

          8.1  Restricted Shares.  "Restricted Shares" means (i) the Shares,
(ii) the shares of Common Stock issued or issuable upon conversion of the Shares, (iii) any shares of capital stock of the Company acquired by the Purchaser pursuant to the Stockholders Agreement, and (iv) any other shares of capital stock of the Company issued in respect of such shares (as a result of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, however, that shares of Common Stock which are Restricted Shares shall cease to be Restricted Shares (x) upon any sale pursuant to a registration statement under the Securities Act, Section 4(1) of the Securities Act or Rule 144 under the Securities Act or (y) at such time as they become eligible for sale under Rule 144(k) under the Securities Act.

          8.2  Requirements for Transfer.

               (a) Restricted Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act, or
(ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

               (b) Notwithstanding the foregoing, no registration or opinion of counsel shall be required for any gratuitous transfer by the Purchaser to or among its affiliates.

          8.3 Legend. Each certificate representing Restricted Shares shall bear a legend substantially in the following form:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."

     The foregoing legend shall be removed from the certificates representing any Restricted Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act.

     9.   Miscellaneous.

          9.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement, and the rights and obligations of the Purchaser hereunder, may be assigned by the Purchaser to any person or entity to which Shares are transferred by the Purchaser, and such transferee shall be deemed a "Purchaser" for purposes of this Agreement; provided that the transferee provides written notice of such assignment to the Company. The Company may not assign its rights under this Agreement.

          9.2 Confidentiality. The Purchaser agrees that it will keep confidential and will not disclose, divulge or use for any purpose other than to monitor its investment in the Company any confidential, proprietary or secret information which the Purchaser may obtain from the Company ("Confidential Information"), unless such Confidential Information is known, or until such Confidential Information becomes known, to the public (other than as a result of a breach of this Section 9.2 by the Purchaser); provided, however, that the Purchaser may disclose Confidential Information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (ii) to any prospective purchaser of any Shares from the Purchaser as long as such prospective purchaser agrees to be bound by the provisions of this Section 9.2, (iii) to any affiliate of the Purchaser or to a partner, stockholder or subsidiary of the Purchaser, provided that such affiliate agrees in writing to be bound by the provisions of this Section 9.2, or (iv) as may otherwise be required by law, provided that the Purchaser takes reasonable steps to minimize the extent of any such required disclosure.

          9.3 Survival of Representations and Warranties. All agreements, representations and warranties contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby.

          9.4 Brokers. Each of the Company and the Purchaser (i) represents and warrants to the other party hereto that it has not retained a finder or broker in connection with the transactions contemplated by this Agreement, and
(ii) will indemnify and save the other party harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders' fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any statement or representation alleged to have been made by such indemnifying party.

          9.5 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          9.6 Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, the Purchaser shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

          9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts (without reference to the conflicts of law provisions thereof).

          9.8 Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (i) two business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

     If to the Company, at 711 Atlantic Avenue, Sixth Floor, Boston, MA 02111,
Attention: Sean W. Mullaney, Esq., or at such other address or addresses as may have been furnished in writing by the Company to the Purchaser, with a copy to David E. Redlick, Esq., Hale and Dorr LLP, 60 State Street, Boston, MA 02109; or

     If to the Purchaser, at 28 State Street, Boston, MA 02109, Attention: Mr. Hal Tovin, or at such other address or addresses as may have been furnished to the Company in writing by the Purchaser, with a copy to Paul W. Lee, Goodwin, Procter & Hoar LLP, Exchange Place, 53 State Street, Boston, MA 02109.

     Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

          9.9 Complete Agreement. This Agreement (including its Exhibits) and the Ancillary Agreements constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter including, without limitation, that certain letter from the Company to the Purchaser dated April 30, 2000.

          9.10 Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the parties hereto. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

          9.11 Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

          9.12 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

          9.13 Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

     Executed as of the date first written above.

                              COMPANY:

                              ZEFER CORP.

                              By:  /s/ Sean W. Mullaney
                                   -------------------------
                                   Name:   Sean W. Mullaney
                                   Title:  Executive Vice President, General
                                           Counsel and Secretary

                              PURCHASER:

                              CITIZENS FINANCIAL GROUP, INC.

                              By:  /s/  Hal Tovin
                                   -------------------------
                                   Name:   Hal Tovin
                                   Title:  Group Executive Vice President